PRESS RELEASE                            FOR IMMEDIATE RELEASE
                                    February 21, 2024

Five Star Bancorp invests in San Francisco Bay Area expansion strategy by hiring five commercial banking professionals and planning full-service office in San Francisco

Five Star Bancorp seeks to fill a San Francisco Bay Area gap in high-tech, personalized concierge banking left by Silicon Valley Bank and First Republic Bank failures

Rancho Cordova, CA (February 21, 2024) — Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”) announced the hiring of a team of five seasoned commercial banking professionals in San Francisco to advance the Company’s expansion strategy in the San Francisco Bay Area. The Company also announced it expects to open a full-service office at 345 California Street, San Francisco, in the third quarter of 2024.

The Company is adding five members to an existing team of proven Bay Area commercial banking professionals led by Five Star Bank’s San Francisco Bay Area Region President DJ Kurtze. The team will champion clients and advocate for the community while focusing on the acquisition and retention of new clients.

“We continue to build momentum in the San Francisco Bay Area as we welcome a team of five well-respected and highly experienced professionals who we believe will enhance our expansion efforts in the Bay Area. We have gained considerable traction in onboarding new Bay Area clients who have learned about our extensive and high-tech business banking capabilities,” said Five Star Bank Chief Executive Officer James Beckwith.

“There is a gap in San Francisco commercial banking left from Silicon Valley Bank and First Republic Bank failures. That is why the Bay Area entrepreneurial community has been seeking a Northern California bank that provides a high-touch, highly personalized concierge banking experience. Our clients can count on our team to listen to and support their interests, which we expect will benefit communities through regional economic growth for many years to come. Our clients trust us – and we believe in them,” said Kurtze.

Headquartered in Rancho Cordova, California, Five Star Bank is a commercial bank that regularly earns top industry awards, ratings and recognition. The Company was named the best performing U.S. community bank with assets between $3 billion and $10 billion in the 2022 S&P Global Market Intelligence annual ranking of best-performing community banks in the United States. Five Star Bank was also awarded the 2022 Raymond James Community Bankers Cup recognizing the top 10% of community banks in the nation based on various profitability, operational efficiency and balance sheet metrics. Banks considered for the 2022 Raymond James Community Bankers Cup include all exchange-traded domestic banks, excluding mutual holding companies and potential acquisition targets, with assets between $500 million and $10 billion as of December 31, 2022.

About Five Star Bancorp

Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. The Bank has seven branches in Northern California. For more information visit https://www.fivestarbank.com/.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may”, “could”, “should”, “will”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “aim”, “intend”, “plan” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors, which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this press release. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, in each case under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Media Contact:
Heather C. Luck, Chief Financial Officer
Five Star Bancorp
(916) 626-5008
hluck@fivestarbank.com

Shelley R. Wetton, Chief Marketing Officer
Five Star Bancorp
(916) 284-7827
swetton@fivestarbank.com